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                                 April 23, 2007

     Commonwealth Annuity and Life Insurance Company
     132 Turnpike Road, Suite 210
     Southborough, MA 01772

     RE: VEL II ACCOUNT OF COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
         FILE NO.'S:  33-57792 AND 811-7466

     Gentlemen:

     In my capacity as Vice President, Assistant General Counsel and Assistant Corporate Secretary of Commonwealth Annuity and Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the VEL II Account on Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's individual flexible premium variable life insurance policies.

     I am of the following opinion:

     1. The VEL II Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

     2. The assets held in the VEL II Account equal to the reserves and other Policy liabilities of the Policies which are supported by the VEL II Account are not chargeable with liabilities arising out of any other business the Company may conduct.

     3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

     In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

     I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the VEL II Account on Form N-6 filed under the Securities Act of 1933 and the Investment Company Act of 1940.

                                        Very truly yours,


                                        /s/ Jon-Luc Dupuy
                                        ----------------------------------------
                                        Jon-Luc Dupuy
                                        Vice President, Assistant General
                                        Counsel and Assistant Corporate
                                        Secretary

(33-57792) VEL II